Exhibit 2.2

UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

)
In re:	)	Chapter 11
)
INSIGHT HEALTH SERVICES HOLDINGS	)	Case No. 07-10700 (BLS)
CORP., et al.,	)
	)	(Jointly Administered)
Debtors.	)
)
)

AMENDED PLAN SUPPLEMENT

This Amended Plan Supplement is being filed in support of confirmation of the Second Amended Joint Prepackaged Plan of Reorganization of InSight Health Services Holdings Corp., et al. [Docket No. 21].  Certain changes have been made to the Registration Rights Agreement and the Second Amended and Restated Bylaws of Holdings that were filed with the Plan Supplement dated June 29, 2007 [Docket No. 99].  Clean and redlined versions of the Registration Rights Agreement and the Second Amended and Restated Bylaws of Holdings are attached hereto.

Dated:	Wilmington, Delaware July 7, 2007		Respectfully submitted,
INSIGHT HEALTH SERVICES HOLDINGS CORP., ET AL.,

RICHARDS, LAYTON & FINGER, P.A.

By:
Mark D. Collins (DE No. 2981)
Daniel J. DeFranceschi (DE No. 2732)
Paul N. Heath (DE No. 3704)
Jason M. Madron (DE No. 4431)
One Rodney Square
920 North King Street
Wilmington, DE 19801
Telephone: (302) 651-7700
Facsimile: (302) 651-7701
		Email:	collins@rlf.com
defranceschi@rlf.com
heath@rlf.com
madron@rlf.com

-and-

KAYE SCHOLER LLC
Michael B. Solow
Harold D. Israel
Matthew j. Micheli
70 West Madison Street, Suite 4100
Chicago, IL 60602
Telephone: (312) 583-2300
Facsimile: (312) 583-2360
Email:	msolow@kayescholer.com
hisrael@kayescholer.com
mmicheli@kayescholer.com
Attorneys for the Debtors and Debtors-in-Possession

Index

Document	Exhibit

Registration Rights Agreement	1

Redlined Version of the Registration Rights Agreement	2

Second Amended and Restated Bylaws of Holdings	3

Redlined Version of the Second Amended and Restated Bylaws of Holdings	4

* Copies of the final registration rights agreement and the Second Amended and Restated Bylaws of Holdings have been separately filed with the SEC, and the registrant agrees to supplementally furnish the SEC a copy of the redlined versions of the registration rights agreement and Second Amended and Restated Bylaws of Holdings.